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                                                                    Exhibit 4(x)

                               WARRANT AGREEMENT


     THIS WARRANT AGREEMENT (this "Agreement"), dated as of October __, 1997, by and between MEDCROSS, INC., a Florida corporation (the "Company"), and WINTER HARBOR, L.L.C., a Delaware limited liability company (the "Investor").

                               R E C I T A L S:

     WHEREAS, concurrently with the execution and delivery of this Agreement, the Company is issuing and selling to the Investor Series A Warrants, Series B Warrants and Series C Warrants of the Company (being referred to herein as the "Warrants"), such Warrants initially entitling the holders thereof to purchase shares of Common Stock of the Company (the "Common Stock"), subject to adjustment as hereinafter provided (the Common Stock and, pursuant to Article 7 hereof, such other securities as may be issuable upon exercise of the Warrants being referred to herein as the "Warrant Shares"); and

     WHEREAS, the Company wishes to define the terms and provisions of the Warrants and the respective rights and obligations thereunder of the Company and the holders of the Warrants (the "Warrantholders");

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE 1

                                  DEFINITIONS

     SECTION 1.1 Certain Definitions. As used in this Agreement, the following terms have the meanings specified below:

     "Amended Articles" means the Amended and Restated Articles of Incorporation of the Company as amended to include the Articles of Amendment setting forth the rights, preferences and privileges of the Series M Preferred Stock.

     "Board of Directors" means the Board of Directors of the Company.

     "Business Day" means any day other than Saturday, Sunday or any other day on which banking institutions in the City of New York, New York are permitted or required to close.
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     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "GAAP" means generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of the determination.

     "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity.

     "SEC" means the Securities and Exchange Commission or any successor thereto.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Securities Purchase Agreement" means that certain Securities Purchase Agreement by and between the Company and the Investor, dated as of September 30, 1997.

     "Series M Preferred Stock" means the Series M Participating Convertible Preferred Stock issued to the Investor.


                                   ARTICLE 2

             ISSUANCE, FORM AND EXECUTION OF WARRANT CERTIFICATES

     SECTION 2.1 Issuance of Warrants. The Warrants shall be originally issued by the Company in connection with the issuance of Series M Preferred Stock pursuant to the Securities Purchase Agreement. The Warrants shall be evidenced by Warrant Certificates, and each Warrant Certificate shall represent the right, subject to the provisions contained herein and therein, to purchase from the Company (and the Company shall issue and sell to the registered holder of such Warrants) the number of shares of Common Stock (as may be adjusted pursuant to
Article 7 hereof) issuable to the Warrantholder upon exercise of such Warrants, at the price specified herein and therein.

     SECTION 2.2 Form of Warrant Certificates. The certificates evidencing the Warrants (the "Warrant Certificates") shall be in registered form only and shall be substantially in the form set forth in Exhibits A-1, A-2 and A-3 attached hereto, shall be dated the date on which signed by the Company and may have such letters,

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numbers or other marks of identification or designation printed, lithographed, engraved or otherwise affixed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement or the Securities Purchase Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto.

     SECTION 2.3 Execution of Warrant Certificates. Warrant Certificates shall be executed on behalf of the Company by the president, any vice president or the treasurer of the Company and signed by the secretary or any assistant secretary of the Company and have affixed thereon the seal of the Company. Each such signature and seal may be manual or facsimile.

     In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before countersignature and delivery by the Company, such Warrant Certificates, nevertheless, may be countersigned, issued and delivered with the same force and effect as though such person had not ceased to be such officer; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Agreement such person was not such an officer of the Company. Upon countersignature on behalf of the Company and delivery, the Warrant Certificate shall be valid and binding upon the Company, and the Warrantholder thereof shall be entitled to all of the benefits of this Agreement.


                                   ARTICLE 3

                                 REGISTRATION

     SECTION 3.1 Registration. The Company shall number and register the Warrant Certificates in a register (the "Warrant Register") maintained at 13751 South Wadsworth Park Drive, Suite 200, Draper, Utah 84020 (the "Office") as they are issued by the Company (or such other location as the Company may establish after giving notice thereof to the Warrantholders). The Company shall keep copies of this Agreement available for inspection by the Warrantholders during normal business hours at the Office.


                                   ARTICLE 4

           TRANSFER, EXCHANGE OR REPLACEMENT OF WARRANT CERTIFICATES

     SECTION 4.1 Registration of Transfers. The Company shall from time to time register the transfer of any outstanding Warrant Certificate on the Warrant Register maintained at the Office, upon surrender thereof accompanied by a written instrument or

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instruments of transfer in form reasonably satisfactory to the Company, duly endorsed by the registered holder thereof or by such Warrantholder's appointed legal representative or attorney-in-fact, or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of transfer by an attorney, the original power of attorney, duly approved, or an official copy thereof, duly certified, shall be deposited and remain with the Company. Upon any such registration or transfer in such name or names as may be directed in writing by the Warrantholder, the Company shall execute and deliver (or cause to be delivered) a new Warrant Certificate(s) without charge to such Warrantholder, or to the Person or Persons entitled to receive the same, and the surrendered Warrant Certificate shall be canceled by the Company.

     SECTION 4.2 Exchanges of Warrant Certificates. Each Warrant Certificate may be exchanged at the option of the Warrantholder without charge to such Warrantholder when surrendered to the Company at the Office properly endorsed in the manner described in Section 4.1 hereof for another Warrant Certificate(s) of like tenor and representing in the aggregate a like number of shares of Common Stock, as may be adjusted pursuant to Article 7 hereof. Thereupon, the Company shall execute and deliver to the Person(s) entitled thereto a new Warrant Certificate(s) as so requested. Warrant Certificates surrendered for exchange shall be canceled by the Company.

     SECTION 4.3 Mutilated or Missing Warrant Certificates. In the event that any Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing Warrants for a like amount of Warrant Shares, but only, in case of a lost, stolen or destroyed Warrant Certificate, upon receipt of evidence satisfactory to the Company of such loss, theft or destruction and the absence of actual notice to the Company that such Warrant Certificate has been acquired by a bona fide purchaser or holder in due course. Every substitute Warrant Certificate executed and delivered pursuant to this Section 4.3 in lieu of any lost, stolen or destroyed Warrant Certificate shall constitute an additional contractual obligation of the Company, whether or not the lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of (but shall be subject to all the limitations of rights set forth in) this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. The provisions of this Section 4.3 are exclusive with respect to the replacement of mutilated, lost, stolen or destroyed Warrant Certificates.

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                                   ARTICLE 5

             EXERCISE OF WARRANTS; EXERCISE PRICE; EXERCISE PERIOD

     SECTION 5.1 Exercise of Warrants. Subject to the provisions of this Agreement, each Warrantholder shall have the right to purchase from the Company the number of shares of Common Stock that the Warrantholder may at the time be entitled to purchase on exercise of the Warrants and payment of the Exercise Price (as defined below) for such Warrant Shares.

     SECTION 5.2  Mechanics of Exercise.

          (a) Subject to the provisions of this Agreement, Warrants may be exercised by the Warrantholder in whole or in part upon surrender at the Office to the Company of the Warrant Certificate(s) evidencing the Warrants, together with the form of election to purchase (the "Election to Purchase"), in the form set forth as Exhibit B hereto, duly completed and signed by such Warrantholder or by such Warrantholder's appointed legal representative or attorney-in-fact and upon payment in full of the Exercise Price for each Warrant exercised. Payment of the aggregate Exercise Price shall be made by certified or official bank check payable to the order of the Company.

          (b) Upon due exercise of the Warrants and surrender of the Warrant Certificate, duly completed and signed, and payment of the Exercise Price as aforesaid, the Company shall cause to be issued to or upon the written order of the Warrantholder and in such name or names as the Warrantholder may designate in the Election to Purchase, the Warrant Shares so purchased. If all of the items referred to in the first sentence of the preceding paragraph are received by the Company at or prior to 1:00 p.m., Delaware time, on a Business Day, the exercise of the Warrants to which such items relate will be effective on such Business Day. If all of such items are received after 1:00 p.m., Delaware time, on a Business Day, the exercise of the Warrants to which such items relate will be effective on the next Business Day.

          (c) The number and kind of Warrant Shares for which Warrants may be exercised shall be subject to adjustment from time to time as set forth in
Article 7 hereof.

          (d) The Warrants shall be exercisable as provided herein at the election of the Warrantholder in whole or in part. In the event that the holder of a Warrant Certificate shall exercise Warrants with respect to fewer than all the Warrant Shares evidenced thereby, a new Warrant Certificate(s) evidencing the remaining unexercised Warrant Shares shall be issued to such Warrantholder, and the Company is hereby irrevocably authorized to execute and deliver the required new Warrant Certificate(s)

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pursuant to provisions of Article 2 and Article 3 of this Agreement.

          (e) All Warrant Certificates surrendered upon exercise of Warrants shall be canceled and disposed of by the Company.

     SECTION 5.3 Exercise Price. The price at which each of the Series A Warrants, the Series B Warrants, and the Series C Warrants shall be exercisable in exchange for Warrant Shares shall be the price as set forth below (as such price may be adjusted pursuant to Article 7 hereof) (being referred to herein as the "Exercise Price"):

          (a) $2.75 per Warrant Share for Series A Warrants;

          (b) $4.00 per Warrant Share for Series B Warrants; and

          (c) $4.69 per Warrant Share for Series C Warrants.

     SECTION 5.4 Exercise Period. The right to exercise the Series A Warrants shall terminate on the date which is thirty months from the date of issuance of the Series A Warrants, and the right to exercise the Series B Warrants and the Series C Warrants shall terminate on the date which is five years from the date of issuance of the Series B Warrants or Series C Warrants, respectively (each such respective date in the case of the Series A Warrants, Series B Warrants and Series C Warrants being referred to herein as the "Expiration Date"). A Warrantholder may exercise any Warrant from the date of issuance up to and including the applicable Expiration Date. The Company shall record the applicable Expiration Date of each Warrant in the Warrant Register.

     SECTION 5.5  Cashless Exercise.

          (a) At any time prior to the Expiration Date of any Warrants, the Warrantholder may, at its option, exchange such Warrants, in whole or in part (a "Warrant Exchange"), into the number of fully paid and non-assessable Warrant Shares determined in accordance with this Section 5.5, by surrendering the Warrant Certificate relating to such Warrants at the Office, accompanied by a notice stating such Warrantholder's intent to effect such exchange, the number of Warrant Shares to be exchanged and the date on which the Warrantholder requests that such Warrant Exchange occur (the "Notice of Exchange"). The Warrant Exchange shall take place on the date specified in the Notice of Exchange, or, if later, the date the Notice of Exchange is received by the Company (the "Exchange Date"). Certificates for the Warrant Shares issuable upon such Warrant Exchange and, if applicable, a new Warrant Certificate of like tenor evidencing the balance of the Warrant Shares remaining subject to the Warrantholder's Warrant Certificate, shall be issued as of the Exchange Date and delivered to the Warrantholder within three days following the Exchange Date.

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In connection with any Warrant Exchange, the Warrantholder's Warrant Certificate
shall represent the right to subscribe for and acquire the number of Warrant Shares (rounded to the next highest integer) equal to (A) the number of Warrant Shares specified by the Warrantholder in its Notice of Exchange (the "Total
Share Number") less (B) the number of Warrant Shares equal to the quotient obtained by dividing (i) the product of the Total Share Number and the existing Exercise Price per Warrant Share by (ii) the Market Price (as hereafter defined) of a share of Common Stock.

          (b) As used in this Section 5.5, the phrase "Market Price" at any date shall be deemed to be the last reported sale price, or, in case no such reported sale takes place on such day, the average of the last reported sale prices for the last three trading days, in either case as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading or by the Nasdaq Stock Market, National Market ("Nasdaq"), or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted by Nasdaq, the average closing bid price as furnished by the National Association of Securities Dealers, Inc. ("NASD") through Nasdaq or similar organization if Nasdaq is no longer reporting such information, or if the Common Stock is not quoted on Nasdaq, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it for the two days immediately preceding such issuance or sale and the day of such issuance or sale.


                                   ARTICLE 6

                         RESERVATION OF WARRANT SHARES

     SECTION 6.1 Reservation. The Company shall at all times keep reserved, free from preemptive rights, out of its authorized Common Stock, or other securities of the Company issuable upon the exercise of the Warrants, a number of shares of Common Stock, or such other securities, sufficient to provide for the exercise of the right of purchase represented by all outstanding and unexpired Warrants.

     SECTION 6.2 Covenant. The Company covenants that any Warrant Shares will, upon issuance, be validly issued and upon payment of the exercise price therefor, fully paid and free from all taxes payable by the Company, liens, charges and security interests (except any liens, charges or security interests created or suffered to be created by any of the Warrantholders), and will not be subject to any restrictions on voting or transfer thereof that are created by the Company, except for such restrictions on transfer under the Securities Act or applicable state securities laws.

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                                   ARTICLE 7

                ADJUSTMENTS AFFECTING THE EXERCISE OF WARRANTS

     SECTION 7.1 Special Definitions. For purposes of this Article 7, the following definitions shall apply:

          (a) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Section 7.2 below, deemed to be issued) by the Company after the Original Issue Date, other than shares of Common Stock issued or issuable:

              (i) upon conversion of shares of the Company's Class B Preferred Stock, Class C Preferred Stock, Series D Preferred Stock or Series M Preferred Stock outstanding on the Original Issue Date;

              (ii) upon the exercise of Warrants issued under the Securities Purchase Agreement;

              (iii) as a dividend or distribution on the Company's Class B Preferred Stock, Class C Preferred Stock, Series D Preferred Stock, Series M Preferred Stock or Warrants;

              (iv) in connection with an acquisition or other transaction by the Company, in either case approved by the Investor, unless the Company agrees to include such issuance in the definition of Additional Shares of Common Stock in connection with obtaining the approval of the Investor to such acquisition or other transaction;

              (v) by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clauses (i), (ii), (iii), and
(iv) or this clause (v); or

              (vi) upon the exercise of options excluded from the definition of "Option" in Section 7.1(c).

          (b) "Convertible Securities" shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

          (c) "Option" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities, excluding
(i) options granted to employees or issued to consultants of the Company or warrants which, in each such case, are outstanding as of the date of this Agreement, (ii) any Warrants issued under this Agreement or as a direct result of the issuance of Series M Preferred Stock pursuant to the Securities

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Purchase Agreement, or (iii) options granted to employees or consultants pursuant to stock option plans adopted by the Board of Directors and approved by the Compensation Committee of the Board of Directors and by the Investor after the date hereof.

          (d) "Original Issue Date" shall mean the date on which a Warrant was first issued.

     SECTION 7.2 Issue of Securities Deemed Issue of Additional Shares of Common Stock. If the Company at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities and the exercise of such Options therefor, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issuance or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 7.4 hereof) of such Additional Shares of Common Stock would be less than the applicable Exercise Price in effect on the date of and immediately prior to such issuance, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

          (a) No further adjustment in the Exercise Price shall be made upon the subsequent issuance of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

          (b) If such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Exercise Price computed upon the original issuance thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

          (c) No readjustment pursuant to clause (b) above shall have the effect of increasing the Exercise Price to an amount which exceeds the Exercise Price on the original adjustment date; and

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          (d)  In the event of any change in the number of shares of Common
Stock issuable upon the exercise, conversion or exchange of any Option or Convertible Security, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Exercise Price then in effect shall forthwith be readjusted to such Exercise Price as would have obtained had the adjustment which was made upon the issuance of such Option or Convertible Security not exercised or converted prior to such change been made upon the basis of such change, but no further adjustment shall be made for the actual issuance of Common Stock upon the exercise or conversion of any such Option or Convertible Security.

     SECTION 7.3 Adjustments of Exercise Price Upon Issuance of Additional Shares of Common Stock. In the event the Company shall at any time after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 7.2, but excluding shares issued as a dividend or distribution as provided in Section
7.6 or upon a stock split or combination as provided in Section 7.5), without consideration or for a consideration per share (determined pursuant to Section
7.4 hereof) less than the applicable Exercise Price in effect on the date of and immediately prior to such issuance, then and in such event, such Exercise Price shall be reduced, concurrently with such issuance, to such lower price per share at which such Additional Shares of Common Stock are being issued (or deemed issued).

     SECTION 7.4. Determination of Consideration. For purposes of this Section 7.4, the consideration received by the Company for the issuance of any Additional Shares of Common Stock shall be computed as follows:

          (a)  Cash and Property. Such consideration shall:

               (i) insofar as it consists of cash, be computed at the aggregate of cash received by the Company, excluding amounts paid or payable for accrued interest or accrued dividends;

               (ii) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issuance, as determined in good faith by the Board of Directors; and

               (iii) in the event Additional Shares of Common Stock are issued together with other shares of securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors.

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          (b)  Options and Convertible Securities. The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to Section 7.2, relating to Options and Convertible Securities, shall be determined by dividing:

               (i) the total amount, if any, received or receivable by the Company as consideration for the issuance of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

               (ii) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

     SECTION 7.5. Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the Original Issue Date for the Warrants effect a subdivision of the outstanding Common Stock, the Exercise Price of each Warrant then in effect immediately before that subdivision shall be proportionately decreased and the number of shares of Common Stock issuable upon exercise of such Warrant shall be proportionately increased. If the Company shall at any time or from time to time after the Original Issue Date for the Warrants combine the outstanding shares of Common Stock, the Exercise Price of each Warrant then in effect immediately before the combination shall be proportionately increased and the number of shares of Common Stock issuable upon exercise of such Warrant shall be proportionately decreased. Any adjustment under this Section 7.5 shall become effective at the close of business on the date the subdivision or combination becomes effective.

     SECTION 7.6. Adjustment for Certain Dividends and Distributions. In the event the Company at any time or from time to time after the Original Issue Date for the Warrants shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Exercise Price for the Warrants then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on

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such record date, by multiplying the Exercise Price for the Warrants then in effect by a fraction:

          (a) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

          (b) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Exercise Price for the Warrants shall be recomputed accordingly as of the close of business on such record date and thereafter the Exercise Price for the Warrants shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

     SECTION 7.7 Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time after the Original Issue Date for the Warrants shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then and in each such event provision shall be made so that the holders of the Warrants shall receive upon exercise thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company that they would have received had their Warrants been exercised on the date of such event and had thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period giving application to all adjustments called for during such period, under this paragraph with respect to the rights of the holders of the Warrants.

     SECTION 7.8 Adjustment for Reclassification, Exchange, or Substitution. If the Common Stock issuable upon the exercise of the Warrants shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the holder of the Warrants shall have the right thereafter to convert each such share of Common Stock issuable upon the exercise of the Warrants into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of

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shares of Common Stock for which such Warrants might have been exercised immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

     SECTION 7.9 Adjustment for Merger or Reorganization. In case of any consolidation or merger of the Company with or into another Company, each Warrant shall thereafter be exercisable for the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Company deliverable upon exercise of such Warrant would have been entitled upon such consolidation or merger; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Article 7 set forth with respect to the rights and interest thereafter of the holders of the Warrants, to the end that the provisions set forth in this Article 7 (including provisions with respect to changes in and other adjustments of the Exercise Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of the Warrants.

     SECTION 7.10 Adjustment of Exercise price for Series B Warrants and Series C Warrants. In addition to any other adjustment to the Exercise Price provided hereunder, in the event that, as of the time of exercise of any of the Series B Warrants or Series C Warrants, the average closing bid price of the Common Stock for the five trading days immediately preceding the date of such exercise (the "Average Bid Price") is less than the Exercise Price then in effect for the Series B Warrants or the Series C Warrants, or both, as the case may be, then such Exercise Price shall be decreased to equal the Average Bid Price; provided, however, that notwithstanding the foregoing, if the Average Bid Price is less than $2.75, the Exercise Price for the Series B Warrants, or the Series C Warrants, or both, as the case may be, shall be deemed to be equal to $2.75. Any adjustment under this Section 7.10 shall become effective immediately.

     SECTION 7.11 Notice of Adjustment to Exercise Price. Whenever the Exercise Price is required to be adjusted as provided in this Article 7, the Company shall forthwith compute the adjusted Exercise Price and shall prepare a certificate setting forth such adjusted Exercise Price and showing in reasonable detail the facts upon which such adjustment is based. Whenever the Exercise Price is adjusted, the Company shall promptly mail, or cause to be mailed, to the Warrantholders a statement setting forth the adjustment and the reasons for such adjustment.

     SECTION 7.12 Form of Warrant Certificate. Irrespective of any adjustments in the Exercise Price or the kind of Warrant Shares purchasable upon the exercise of the Warrants, Warrant

Certificates evidencing such Warrants theretofore or thereafter issued may continue to express the same number and kind of Warrant Shares as are stated in the Warrant Certificates initially issuable pursuant to this Agreement.

     SECTION 7.13 No Impairment. Without limiting the generality of the foregoing, the Company shall take all such action as may be necessary or appropriate in order that the Warrant Shares to be issued upon the exercise of the Warrants from time to time outstanding will, when issued, be fully paid and non-assessable. In addition, without limiting the generality of Section 6.1, the Company shall take all such action as shall be necessary so that, after any adjustment to the Exercise Price required hereunder, the total number of shares of Common Stock or other capital stock of the Company then authorized by the Amended Articles and available for the purpose of issuance upon such exercise shall exceed the total number of shares of Common Stock issuable upon the exercise of all of the outstanding Warrants. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 7 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholders against impairment.


                                   ARTICLE 8

                            NOTICES TO WARRANTHOLDERS

     SECTION 8.1   Notices to Warrantholders

          (a) Notices to holders of Warrants shall be mailed to such holders at the addresses of such holders as they appear in the Warrant Register. Any such notice shall be sufficiently given if sent by first-class certified or registered mail, postage prepaid, facsimile or overnight courier.

          (b) In the event (i) of any consolidation or merger or binding exchange of interests to which the Company is a party and for which approval of the Investor or any holders of equity interests of the Company is required, or of the conveyance or sale of all or substantially all of the assets of the Company, or of any change of the Common Stock or other securities issuable upon exercise of the Warrants; or (ii) the Company shall make any distribution in respect of the Common Stock; or (iii) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; then the Company shall send to each Warrantholder at least thirty days prior to the applicable date hereinafter specified, a written notice stating (A) the date for the determination of the holders of Common Stock (or other securities issuable upon the exercise of the Warrants) entitled to receive any such distribution, (B) the initial expiration date set forth in any offer for exchange of interests, or (C) the date on which any such consolidation, merger, exchange of interests, conveyance, transfer, reclassification, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of Common Stock (or other securities issuable upon the exercise of the Warrants) shall be entitled to exchange such Common Stock for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, exchange of interests, conveyance, transfer, dissolution, liquidation or winding up.

     SECTION 8.2 Notices to Company. Any notice or demand authorized by this Agreement to be given to or on the Company shall be delivered in person or by facsimile transmission, by courier guaranteeing overnight delivery or mailed by first-class United States certified or registered mail, postage prepaid, to the Company as follows:

           Medcross, Inc.
           13751 South Wadsworth Park Drive
           Suite 200
           Draper, Utah  84020
           Attention:  John W. Edwards, President
           Telecopier: 801-576-5075

           with copy to:

           David E. Hardy, Esq.
           60 E. South Temple
           Suite 2200
           Salt Lake City, Utah 84111
           Telecopier: (801) 364-6664

     SECTION 8.3 Receipt of Notice. Any notice hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, sent by overnight courier or sent by United States mail, or by telex or facsimile transmission, and will be deemed received (a) if sent by certified or registered mail, return receipt requested, when actually received, (b) if sent by overnight courier, when actually received, (c) if sent by telex or facsimile transmission, on the date sent provided confirmatory notice is sent by overnight courier or by first-class mail, postage prepaid, and (d) if delivered by hand, on the date of receipt.

                                   ARTICLE 9

                                 MISCELLANEOUS

     SECTION 9.1   Arbitration

          (a) To the fullest extent not prohibited by law, any controversy, claim or dispute arising out of or relating to this Agreement, including the determination of the scope or applicability of this Agreement to arbitrate, shall be settled by final and binding arbitration in accordance with the rules then in effect of the American Arbitration Association ("AAA"), as modified or supplemented under this section, and subject to the Federal Arbitration Act, 9 U.S.C. (S)(S)1-16. The decision of the arbitrators shall be final and binding; provided, however, that where a remedy for breach is prescribed hereunder or limitations on remedies are prescribed, the arbitrators shall be bound by such restrictions, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

          (b) If any series of claims arising out of the same or related transactions shall involve claims which are arbitrable under the preceding paragraph and claims which are not, the arbitrable claims shall first be finally determined before suit may be instituted upon the others and the parties will take such action as may be necessary to toll any statutes of limitations, or defenses based upon the passage of time, that are applicable to such non-arbitrable claims during the period in which the arbitrable claims are being determined.

          (c) In the event of any controversy, claim or dispute that is subject to arbitration under this Section 9.1, any party thereto may commence arbitration hereunder by delivering notice to the other party or parties thereto. Within five business days of delivery of a list of qualified potential arbitrators from AAA, such parties shall attempt to agree on one arbitrator; provided that if such parties cannot agree on one arbitrator within such time period, each party to the controversy, claim or dispute shall within five business days thereafter appoint one arbitrator, and the two arbitrators so appointed shall within five business days of their appointment mutually agree upon and appoint one additional arbitrator (or, if such arbitrators cannot agree on an additional arbitrator, the additional arbitrator shall be appointed by the AAA as provided under its rules); provided that persons eligible to be selected as arbitrators shall be limited to attorneys at law who (i) are on the AAA's Large, Complex Case Panel, (ii) have practiced law for at least fifteen years as an attorney specializing in either general commercial litigation or general corporate and commercial matters and (iii) are experienced in matters involving the telecommunications industry.

          (d) The arbitration hearing shall commence no later than thirty business days after the completion of the selection of the arbitrators or at such other time as the parties shall reasonably agree. Consistent with the intent of the parties hereto that the arbitration be conducted as expeditiously as possible, the parties agree that (i) discovery shall be limited to the production of such documents and the taking of such depositions as the arbitrator(s) determine are reasonably necessary to the resolution of the controversy, claim or dispute and (ii) the arbitrator(s) shall limit the presentation of evidence by each side in such arbitration to not more than ten full days (or the equivalent thereof) or such shorter period as the arbitrator(s) shall determine to be necessary in order to resolve the controversy, claim or dispute. The arbitrator(s) shall be instructed to render a decision within thirty calendar days of the close of the arbitration hearing. If arbitration has not been completed within one hundred and twenty days of the commencement of such arbitration hearing, any party to the arbitration may initiate litigation upon ten days written notice to the other party(ies); provided, however, that if one party has requested the other to participate in an arbitration and the other has failed to participate, the requesting party may initiate litigation before the expiration of such one hundred twenty-day period; and provided, further, that if any party to the arbitration fails to meet any of the time limits set forth in this Section 9.1 or set by the arbitrators in the arbitration, any other party may provide ten days written notice of its intent to institute litigation with respect to the controversy, claim or dispute without the need to continue or complete the arbitration and without awaiting the expiration of such one hundred twenty-day period. The parties hereto further agree that if any of the rules of the AAA are contrary to or conflict with any of the time periods provided for hereunder, or with any other aspect of the matters set forth in this Section 9.1, that such rules shall be modified in all respects necessary to accord with the provisions of this Section 9.1 (and the arbitrators shall be so instructed by the parties).

          (e) The arbitrators shall base their decision on the terms of this Agreement and the law of the State of Delaware, regardless of the law that might be applicable under conflicts of law principles, and shall render their decision in writing and include in such decision a statement of the findings of fact and conclusions of law upon which the decision is based. Each party agrees to cooperate fully with the arbitrator(s) to resolve any controversy, claim or dispute. The arbitrator(s) shall not be empowered to award punitive damages or damages in excess of actual damages. The venue for all arbitration proceedings shall be Washington, D.C.

     SECTION 9.2 Payment of Taxes. The Company covenants and agrees that it will pay when due and payable all documentary, stamp and other taxes attributable to the issuance or delivery of the

Warrant Certificates or of the Warrant Shares purchasable upon the exercise of Warrants; provided, however, the Company shall not be required to pay any tax or taxes that may be payable in respect of any transfer involving the issue of any Warrant Certificate(s) or any certificate(s) for Warrant Shares in a name other than that of the Warrantholder of such exercised Warrant Certificate(s).

     SECTION 9.3   Amendment.

          (a) The Company may modify this Agreement and the terms of the Warrants only with the consent of the Warrantholders representing at least a majority of the Warrant Shares for the purpose of adding any provision to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of the holders of the outstanding Warrants; provided, however, that no such modification that (i) materially and adversely affects the exercise rights of the holders of the Warrants, or (ii) reduces the percentage required for modification, may be made without the consent of the holder of all outstanding Warrants.

          (b) Any such modification or amendment will be conclusive and binding on all present and future holders of Warrant Certificates whether or not they have consented to such modification or amendment or waiver and whether or not notation of such modification or amendment is made upon such Warrant Certificates. Any instrument given by or on behalf of any holder of a Warrant Certificate in connection with any consent to any modification or amendment will be conclusive and binding on all subsequent holders of such Warrant Certificate.

     SECTION 9.4 Termination. This Agreement shall terminate on or upon (a) the repurchase by the Company of all Warrants, (b) the fifteenth day following the date on which all of the Warrant Shares have been issued upon the exercise of all Warrants issued pursuant hereto, or (c) upon expiration of the Exercise Period applicable to the Series B Warrants and the Series C Warrants.

     SECTION 9.5 Reports to Warrantholders. The Company will cause to be delivered, by first-class mail, postage prepaid, facsimile or overnight courier, to each Warrantholder at such Warrantholder's address appearing on the Warrant Register, a copy of any reports delivered by the Company to any of the holders of Series M Preferred Stock or to holders of the Common Stock.

     SECTION 9.6 GOVERNING LAW. THE LAWS OF THE STATE OF DELAWARE SHALL GOVERN THIS AGREEMENT AND THE WARRANT CERTIFICATES WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

     SECTION 9.7 Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Warrantholders and the holders of Warrant Shares any legal or equitable right, remedy or claim under this Agreement; this Agreement shall be for the sole and exclusive benefit of the Company, the Warrantholders and the holders of Warrant Shares.

     SECTION 9.8 Counterparts. This Agreement may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     SECTION 9.9 Severability of Provisions. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 9.10 Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement.

     SECTION 9.11 Access to Company Records. So long as Warrants remain outstanding, the Investor shall be entitled to review the financial and corporate books and records of the Company and to meet with the executive officers and independent accountants of the Company for purposes reasonably related to the Investor's ownership of the Warrants, which review and/or meetings shall take place at reasonable times during the normal business hours of the Company and in such a manner as to not unduly interfere with the conduct of the Company's business.

     IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be duly executed, as of the date first above written.


                              MEDCROSS, INC.



                              By:
                                 -----------------------------------------------
                              Name:
                                   ---------------------------------------------
                              Title:
                                    --------------------------------------------


                              WINTER HARBOR, L.L.C.

                              By:  First Media, L.P., its General Manager/Member

                                   By: First Media Corporation, its sole
                                       General Partner



                                       By:
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                                                     EXHIBIT A-1

                                Medcross, Inc.

                         Common Stock Purchase Warrant
                                  Number ____

           Series A Warrant Certificate Evidencing Right to Purchase

                         ______ Shares of Common Stock


     This is to certify that WINTER HARBOR, L.L.C., a Delaware limited liability company, or assigns, is entitled to purchase at any time or from time to time up to the above-referenced number of shares of Common Stock ("Common Stock"), of Medcross, Inc., a Florida corporation (the "Company"), for the Exercise Price for the Series A Warrants specified in the Warrant Agreement, dated as of October __, 1997, among the Company and Winter Harbor, L.L.C. (the "Warrant Agreement"), pursuant to which this Warrant Certificate is issued. All rights of the holder of this Warrant Certificate are subject to the terms and provisions of the Warrant Agreement, copies of which are available for inspection the Company's office located at 13751 South Wadsworth Park Drive, Suite 200, Draper, Utah 84020 (the "Office"). The Expiration Date (as defined in the Warrant Agreement) of the right to purchase Common Stock pursuant to this Certificate is March 31, 2000.

     NEITHER THE WARRANTS REPRESENTED BY THIS CERTIFICATE NOR THE SHARES OF COMMON STOCK THAT MAY BE PURCHASED UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE LAW. SUCH WARRANTS AND SHARES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR PLEDGED WITHOUT (1) REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE LAW, OR (2) AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

     Subject to the provisions of the Act, applicable state laws and such Warrant Agreement, this Warrant Certificate and all rights hereunder are transferable, in whole or in part, at the Office by the holder hereof in person or by a duly authorized attorney, upon surrender of this Warrant Certificate, together with the assignment hereof duly endorsed. Until transfer of this Warrant Certificate on the books of the Company, the Company may treat the registered holder hereof as the owner hereof for all purposes.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed on this ___ day of October, 1997 in Draper, Utah by its proper corporate officers thereunto duly authorized.

                                        MEDCROSS, INC.
                                        a Florida corporation



                                        By:
                                           ----------------------------------
                                        Name:
                                             --------------------------------
                                        Title:
                                              -------------------------------

Attest:
       --------------------------------
Name:
     ----------------------------------
Title:
      ---------------------------------

                                                                     Exhibit A-2

                                Medcross, Inc.

                         Common Stock Purchase Warrant
                                  Number ____

           Series B Warrant Certificate Evidencing Right to Purchase

                         ______ Shares of Common Stock


     This is to certify that WINTER HARBOR, L.L.C., a Delaware limited liability company, or assigns, is entitled to purchase at any time or from time to time up to the above-referenced number of shares of Common Stock ("Common Stock"), of Medcross, Inc., a Florida corporation (the "Company"), for the Exercise Price for the Series B Warrants specified in the Warrant Agreement, dated as of October __, 1997, among the Company and Winter Harbor, L.L.C. (the "Warrant Agreement"), pursuant to which this Warrant Certificate is issued. All rights of the holder of this Warrant Certificate are subject to the terms and provisions of the Warrant Agreement, copies of which are available for inspection the Company's office located at 13751 South Wadsworth Park Drive, Suite 200, Draper, Utah 84020 (the "Office"). The Expiration Date (as defined in the Warrant Agreement) of the right to purchase Common Stock pursuant to this Certificate is September 30, 2002.

     NEITHER THE WARRANTS REPRESENTED BY THIS CERTIFICATE NOR THE SHARES OF COMMON STOCK THAT MAY BE PURCHASED UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE LAW. SUCH WARRANTS AND SHARES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR PLEDGED WITHOUT (1) REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE LAW, OR (2) AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

     Subject to the provisions of the Act, applicable state laws and such Warrant Agreement, this Warrant Certificate and all rights hereunder are transferable, in whole or in part, at the Office by the holder hereof in person or by a duly authorized attorney, upon surrender of this Warrant Certificate, together with the assignment hereof duly endorsed. Until transfer of this Warrant Certificate on the books of the Company, the Company may treat the registered holder hereof as the owner hereof for all purposes.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed on this ___ day of October, 1997 in Draper, Utah by its proper corporate officers thereunto duly authorized.

                                            MEDCROSS, INC.
                                            a Florida corporation



                                            By:
                                               ------------------------------
                                            Name:
                                                 ----------------------------
                                            Title:
                                                  ---------------------------

Attest:
       ---------------------------------
Name:
     -----------------------------------
Title:
      ----------------------------------

                                                                     Exhibit A-3

                                Medcross, Inc.

                         Common Stock Purchase Warrant
                                  Number ____

           Series C Warrant Certificate Evidencing Right to Purchase

                         ______ Shares of Common Stock


     This is to certify that WINTER HARBOR, L.L.C., a Delaware limited liability company, or assigns, is entitled to purchase at any time or from time to time up to the above-referenced number of shares of Common Stock ("Common Stock"), of Medcross, Inc., a Florida corporation (the "Company"), for the Exercise Price for the Series C Warrants specified in the Warrant Agreement, dated as of October __, 1997, among the Company and Winter Harbor, L.L.C. (the "Warrant Agreement"), pursuant to which this Warrant Certificate is issued. All rights of the holder of this Warrant Certificate are subject to the terms and provisions of the Warrant Agreement, copies of which are available for inspection the Company's office located at 13751 South Wadsworth Park Drive, Suite 200, Draper, Utah 84020 (the "Office"). The Expiration Date (as defined in the Warrant Agreement) of the right to purchase Common Stock pursuant to this Certificate is September 30, 2002.

     NEITHER THE WARRANTS REPRESENTED BY THIS CERTIFICATE NOR THE SHARES OF COMMON STOCK THAT MAY BE PURCHASED UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE LAW. SUCH WARRANTS AND SHARES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR PLEDGED WITHOUT (1) REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE LAW, OR (2) AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

     Subject to the provisions of the Act, applicable state laws and such Warrant Agreement, this Warrant Certificate and all rights hereunder are transferable, in whole or in part, at the Office by the holder hereof in person or by a duly authorized attorney, upon surrender of this Warrant Certificate, together with the assignment hereof duly endorsed. Until transfer of this Warrant Certificate on the books of the Company, the Company may treat the registered holder hereof as the owner hereof for all purposes.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed on this ___ day of October, 1997 in Draper, Utah by its proper corporate officers thereunto duly authorized.

                                           MEDCROSS, INC.
                                           a Florida corporation



                                           By:
                                              -------------------------------
                                           Name:
                                                -----------------------------
                                           Title:
                                                 ----------------------------

Attest:
       ---------------------------------
Name:
     -----------------------------------
Title:
      ----------------------------------

                                                                       EXHIBIT B

                             Election to Purchase
                  (To be executed by the registered holder if
           such holder desires to exercise any Warrant Certificate)


     The undersigned, the registered holder of the attached Warrant Certificate, hereby irrevocably elects to exercise Warrants represented by such Warrant Certificate and acquire an aggregate of ______________ shares of Common Stock of Medcross, Inc., a Florida corporation, and herewith tenders payment for such Common Stock in the amount of $__________ (by certified check or official bank check) in accordance with the terms hereof. The undersigned requests that the aforementioned Common Stock be registered in the name of _______________, whose address is ________________________ _________________________.


Dated:___________________

Name of registered holder of Warrant Certificate:

--------------------------------------------------------------------------------
                                (please print)

Address of registered holder:
                             ---------------------------------------------------

Signature:
          ------------------------------


(Note: the signature to the foregoing Election must correspond to the name as written upon the face of the Warrant Certificate in every particular, without alteration or any change whatsoever.)